Ex. 10.3
Convertible Promissory Note

                                 PROMISSORY NOTE

$300,000.00                 Acton, Massachusetts              February 11, 1998

For value received, ELECTRO-OPTICAL SYSTEMS CORP., a Delaware Corporation, with offices located at P.O. Box 590, Stow, Massachusetts 01775, promise to pay to the order of AGIRA TRADING LTD., at c/o Morgan & Morgan Trust Corporation Ltd. Pasea Estate, P.O. Box Road Town, Tortola, British Virgin Islands, the sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00), together with interest from the date hereof at the rate of Seven percent (7%) per annum payable upon demand.

Upon default in the payment of any installment of interest or principal when due, which default continues for a period of more than ten (10) days, the whole of the principal then remaining unpaid and all interest accrued hereunder, shall, at the option of the holder of this Note, become immediately due and payable, without further demand or notice. In the event this note is placed into the hands of an attorney for collection after maturity or default, the undersigned agrees to pay for costs of such collection, the amount of such costs shall be liquidated at fifteen percent (15%) of the principal and interest then remaining, plus all court costs and costs of service of process incurred therewith.

In addition to the aforesaid, upon the occurrence of any of the following, with respect to any maker or any endorser or guarantor hereof, this Promissory Note shall immediately become due and payable for the full remaining blanace and interest, without notice or demand. The commencement, by or against any of them of any proceeding, suit or action (at law or in equity) for reorganization, dissolution or liquidation, suspension or liquidation by any o fthem of their usual business, proceedings instituted by or against any of them under any of the provisions of the Bankruptcy Act or amendments thereto; dissolution (if any of the parties be a partnership or a corporation); application for, or appointment of, a receiver of any of them or their property; death; issuance of a writ of attachment; entry of judgment; admission in writing by any of them of inability to pay his or her debts generally as they become due; calling of a meeting of creditors; appointment of a committee of creditors or liquidating agent; or offering a composition or extension to creditors. The undersigned, if more than one, shall be jointly and severally bound and liable hereunder, and if any of the undersigned is a partnership, also the members thereof individually.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THIS NOTE ON THE DATE ABOVE.

                                             ELECTRO-OPTICAL SYSTEMS CORP.

                                             By:______________________________
                                                CHARLES WEAVER, President

                                             By:______________________________


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